Exhibit 23



                         CONSENT OF INDEPENDENT AUDITORS
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We hereby consent to the incorporation by reference in the Registration statements on Form S-8 (Nos. 333-43737 and 333-72156) of Ameren Corporation of our report dated June 18, 2004 relating to the financial statements of the Ameren Corporation Savings Investment Plan, which appears in this Form 11-K.




/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
St. Louis, Missouri
June 28, 2004